UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2020

ATHENE HOLDING LTD.

(Exact name of registrant as specified

in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, par value $0.001 per share	ATH	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

Explanatory Note

As previously disclosed, on October 27, 2019, Athene Holding Ltd. (the “Company”) entered into a Transaction Agreement with Apollo Global Management, Inc. (“AGM”) and certain of its affiliates (the “Transaction Agreement”) under which affiliates of AGM agreed to make a significant investment in the Company. Pursuant to the Transaction Agreement, the Company agreed to (i) make certain amendments to the Twelfth Amended and Restated Bye-laws of the Company (the “Bye-laws”), by way of amending and restating the Bye-laws (the “Thirteenth Amended and Restated Bye-laws”), which, among other items, would result in the elimination of the Company’s multi-class share structure (the “Multi-Class Share Elimination”), (ii) issue 35,534,942 new Class A common shares of the Company (“Class A Common Shares”) that the Company (or its subsidiaries) would transfer to certain affiliates of AGM which comprise the Apollo Operating Group (collectively, the “AOG”) in exchange for (A) 29,154,519 equity interests of the AOG and (B) $350 million in cash (the “Share Issuance”) and (iii) grant AGM the right to purchase additional Class A Common Shares from the Closing Date (as defined herein) until 180 days thereafter to the extent the issued and outstanding Class A Common Shares beneficially owned by Apollo and certain of its related parties and employees (inclusive of Class A Common Shares over which any such persons have a valid proxy) do not equal at least 35% of the issued and outstanding Class A Common Shares, on a fully diluted basis. In connection with the Multi-Class Share Elimination, (i) all of the Class B common shares of the Company would be converted into an equal number of Class A Common Shares on a one-for-one basis and (ii) all of the Class M common shares of the Company would be converted into a combination of Class A Common Shares and warrants to purchase Class A Common Shares.

As previously disclosed, on February 12, 2020, the shareholders of the Company approved, among other proposals, the Multi-Class Share Elimination, the Thirteenth Amended and Restated Bye-laws and the Share Issuance at a special general meeting of the shareholders of the Company (the “SGM”). On February 28, 2020 (the “Closing Date”), the Company consummated the Share Issuance and the Multi-Class Share Elimination.

Shareholders Agreement

In connection with the consummation of the Share Issuance and the Multi-Class Share Elimination, the Company entered into the Shareholders Agreement, dated as of the Closing Date, with the entities comprising the AOG that hold Class A Common Shares of the Company (such entities, the “Apollo Shareholders” and such agreement, the “Shareholders Agreement”).

Nomination Rights. Pursuant to the Shareholders Agreement, the Apollo Shareholders will have the right to nominate a number of individuals for election to the Board (the “Apollo Nominees”) at each election in proportion to the number of Class A Common Shares held or beneficially owned by the Apollo Shareholders (including any Class A Common Shares to which a valid proxy has been granted to any Apollo Shareholder), rounded up to the nearest whole number minus the number of directors nominated by the Apollo Shareholders then serving on the Board on classes of directors whose terms are not expiring at such annual or special general meeting. The Company will reasonably cooperate with, and use commercially reasonable efforts to assist, the Apollo Shareholders to cause the election of the Apollo Nominees to the Board. The Apollo Shareholders’ right to nominate the Apollo Nominees will terminate on the earlier of (i) the Apollo Shareholders, controlled affiliates of AGM and each employee and consultant to AGM and the controlled affiliates of AGM no longer continuing to hold or beneficially own (excluding any Class A Common Shares to which a valid proxy has been granted to any of the Apollo Shareholders by any employee of the Company) at least 7.5% of the issued and outstanding Class A Common Shares or (ii) the Apollo Shareholders no longer continuing to hold or beneficially own (including any Class A Common Shares to which a valid proxy has been granted to any Apollo Shareholder) at least 5% of the issued and outstanding Class A Common Shares.

Lock-Up, ROFO and Transfer Restrictions. Pursuant to the Shareholders Agreement, for 3 years after the Closing Date (the “Lock-Up Period”), the Apollo Shareholders may not transfer any Class A Common Shares except (i) after consultation with the Company, and subject to receipt of all required regulatory approvals, to certain affiliates and other controlled entities (who will be permitted transferees under the Shareholders Agreement) or (ii) in connection with certain permitted hedging transactions. From and after the expiration of the Lock-Up Period, subject to certain exceptions, the Company will generally have a right of first offer to purchase any Class A Common Shares that any Apollo Shareholder elects to sell (other than to a permitted transferee). If the Company does not exercise its right of first offer, then the Apollo Shareholders will be permitted to transfer their Class A Common Shares, provided that, subject to certain exceptions, the Apollo Shareholders will be prohibited from transferring Class A Common Shares to any competitor of the Company or to any person that would, after giving effect to the transfer, hold 2.5% or more of the issued and outstanding Class A Common Shares.

Facility Right. The Company granted Apollo Management Holdings, L.P., an affiliate of AGM, or its designated replacement a right to purchase up to that number of Class A Common Shares that would increase by five percentage points the percentage of the issued and outstanding Class A Common Shares beneficially owned by AGM, controlled affiliates of AGM and each employee of and consultant to AGM and the controlled affiliates of AGM (inclusive of any Class A Common Shares over which any such persons have a valid proxy, the “Conditional Right Shares”), calculated on a fully diluted basis (the “Facility Right”). The Facility Right may be exercised on more than one occasion in increments that would increase by no less than 1 percentage point the percentage of the issued and outstanding Class A Common Shares represented by the Conditional Right Shares. The purchase price for the Class A Common Shares issued in connection with the exercise of the Facility Right will be equal to the greater of the closing price per share of Class A Common Shares on the last trading day immediately prior to the applicable exercise of the Facility Right and (i) for the first year following the Closing Date, $42.92, and (ii) thereafter, the 60 calendar day trailing volume-weighted average price per share of such Class A Common Shares as of the applicable exercise date of the Facility Right.

Registration Rights Agreement

In connection with the consummation of the Share Issuance and the Multi-Class Share Elimination, the Company entered into the Registration Rights Agreement with AGM, dated as of the Closing Date (the “Registration Rights Agreement”), providing for, among other things, demand, piggyback and shelf registration rights with respect to the Class A Common Shares held by AGM and its affiliates (the “Registrable Securities”), in each case, on the terms and subject to the conditions set forth therein.

Demand Registration. Pursuant to the Registration Rights Agreement, AGM (and its affiliates), together with its successors, permitted transferees and permitted assigns (each, a “Holder,” and collectively the “Holders”) or a group of Holders holding a number of Registrable Securities representing at least the lesser of (i) 1% of the total Class A Common Shares then outstanding or (ii) $40 million (the “Registrable Amount”), were granted certain rights to demand that the Company use its commercially reasonable efforts to effect the registration (a “Demand Registration”) as promptly as practicable under the Securities Act of 1933, as amended (the “Act”), of (i) the offer and sale of the Registrable Securities so requested, (ii) all other Registrable Securities which the Company has been requested to register under the Registration Rights Agreement and (iii) all equity securities of the Company which the Company may elect to register in connection therewith, all to the extent necessary to permit the disposition of the Registrable Securities and the additional Class A Common Shares, if any, to be so registered. Such registration will be on Form S-3ASR or, if Form S-3ASR is unavailable, on Form S-3 or, if Form S-3 is unavailable, on Form S-1. The right to cause the Company to effect a Demand Registration is subject to certain terms and conditions set forth in the Registration Rights Agreement.

Offering Requests; Piggyback Registration. Pursuant to the Registration Rights Agreement, Holders are permitted to demand (i) that the Company undertake an underwritten offering that includes roadshow presentations or investor calls by management of the Company or other marketing efforts of the Company, provided that the Registrable Securities proposed to be sold have an expected aggregate offering price of at least $40 million, (ii) that the Company undertake an underwritten offering that does not include any marketing efforts by the Company or management, provided that the Registrable Securities proposed to be sold have an expected aggregate offering price of at least $5 million and (iii) that such Holders be permitted to initiate an offering or sale of its Registrable Securities that does not constitute an underwritten offering, provided that a shelf registration statement is effective with respect to such Registrable Securities, in each case, subject to certain terms and conditions set forth in the

Registration Rights Agreement. Under the Registration Rights Agreement, Holders are also be permitted to request the inclusion of some or all of their Registerable Securities in an offering of any of the Company’s securities being effected by the Company for itself (a “Piggyback Registration”), subject to customary terms and conditions.

If, in connection with a Demand Registration or Piggyback Registration, the lead bookrunning underwriters (or, if such Demand Registration or Piggyback Registration is not an underwritten offering, a nationally recognized independent investment bank) advises that the number of Registrable Securities requested to be included in such offering would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, the Registration Rights Agreement specifies the priority in which Registrable Securities are to be included.

Shelf Registration. Any of the Holders may require, upon providing notice to the Company, that the Company (i) file within 60 days of such notice, a registration statement on Form S-3 covering the resale of a number of Registrable Securities equal to or greater than the Registrable Amount owned by such Holder and any other Holder who elect to participate therein and (ii) cause such registration statement to be declared effective within 90 days following such filing date. The Company will use commercially reasonable efforts to keep such shelf registration statement continuously effective until the date on which all Registrable Securities covered by such shelf registration statement have been sold thereunder.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of each Holder, will be paid by such Holder, provided such expenses will be consistent with customary and prevailing market practices for similar offerings. The registration rights granted in the Registration Rights Agreement are also subject to customary restrictions such as blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Liquidity Agreement

In connection with the consummation of the Share Issuance and the Multi-Class Share Elimination, the Company has also entered into the Liquidity Agreement, dated as of the Closing Date, with AGM (the “Liquidity Agreement”), pursuant to which, once each quarter, the Company is entitled to request to sell a number of AOG units or request AGM to sell a number of AGM Class A common shares (“AGM Common Shares”) or AOG units representing at least $50 million, in each case, in exchange for payment of the Cash Amount (as defined herein). If the Company intends to exercise such sale request, it will provide a notice of such intent to sell such AOG units to AGM. Upon receipt of such notice, subject to certain restrictions described below, AGM will consummate, or, in the case of an AOG Transaction (as defined herein), permit the consummation of, one of the following transactions:

•	a transaction whereby AGM purchases such AOG units from the Company at a price agreed upon, in good faith, by AGM and the Company (a “Purchase Transaction”);

•	if the Company and AGM do not agree to consummate a Purchase Transaction, AGM will use its best efforts to consummate a public offering of AGM Common Shares pursuant to an effective registration statement under the Act (other than on Form S-4 or Form S-8) (a “Registered Sale”);

•	if AGM notifies the Company that it cannot consummate a Registered Sale, AGM will use its best efforts to consummate a sale of AGM Common Shares by AGM to any person pursuant to an exemption from the registration requirements of the Act (a “Private Placement,” and collectively with a Purchase Transaction and a Registered Sale, a “Sale Transaction”); or

•	if, at the election of AGM, AGM elects not to consummate a Sale Transaction, the Company will be permitted to sell to one or more persons AOG units in one or more transactions that are exempt from the registration requirements of the Act, subject to certain restrictions described below (an “AOG Transaction”).

For purposes of this description, “Cash Amount” means (i) in the case of a Registered Sale, the cash proceeds that AGM receives upon the consummation of a Registered Sale after deducting a capped amount of documented commissions, fees and expenses, (ii) in the case of a Purchase Transaction, the cash proceeds to which AGM and the Company agree, (iii) in the case of a Private Placement, the cash proceeds that AGM receives upon the consummation of a Private Placement after deducting a capped amount of documented commissions, fees and expenses and (iv) in the case of an AOG Transaction, the cash proceeds to which the purchaser and the Company agree. Each of the Purchase Transaction, Private Placement, Registered Sale and AOG Transaction are subject to the terms and conditions set forth in the Liquidity Agreement.

In the event that an AOG Transaction is consummated, the buyer of such AOG units will be prohibited from exchanging such AOG units into AGM Common Shares for at least 30 days after such purchase. The Company is prohibited from consummating an AOG Transaction with any purchaser (i) who would, after giving effect to such transfer, own more than 3.5% of the issued and outstanding AGM Common Shares (on a fully-diluted basis) or (ii) who is a “bad actor” (as defined in Regulation D of the Act) or otherwise a prohibited transferee, as described in the Liquidity Agreement.

The Company’s liquidity rights are subject to certain other limitations and obligations, including that, in a Registered Sale or a Private Placement, AGM will not be required to sell any AGM Common Shares at a price that is less than 90% of the volume-weighted average price of AGM Common Shares for the 10 consecutive business days prior to the day the Company submits a notice for sale of AOG units. The Liquidity Agreement also provides that the Company is prohibited from transferring its AOG units other than to an affiliate or pursuant to the options set forth above. AGM has the right not to consummate a Registered Sale or a Private Placement if the recipient of the shares of AGM Common Shares would receive more than 2.0% of the outstanding and issued shares of AGM Common Shares.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Class A Common Shares issued pursuant to the Transaction Agreement have not been registered under the Act, and the transactions set forth under Item 1.01 of this report have been taken in reliance upon the exemption from the registration requirements of the Act provided by Section 4(a)(2) thereof as transactions by an issuer not involving any public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 1.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on February 12, 2020, the Thirteenth Amended and Restated Bye-laws were approved at the SGM. The Thirteenth Amended and Restated Bye-laws provide amendments as follows:

•	Eliminate the multi-class common share structure of the Company;

•	Modify the voting cutback that is applicable to persons who own, or are treated as owning, Class A Common Shares that represent more than 9.9% of the total voting power of the Company (the “9.9% Voting Cutback”). As modified, the 9.9% Voting Cutback applies to limit to 9.9% the voting power of the Company owned by persons who, together with their affiliates, beneficially own more than 9.9% of the voting power of the Company, subject to exemptions as authorized by (i) until March 31, 2021, 70% of the board of directors of the Company (the “Board”) and (ii) after March 31, 2021, 75%, of the Board. The Board is also granted authority to eliminate the 9.9% Voting Cutback, as authorized by (i) until March 31, 2021, 70% of the Board and (ii) after March 31, 2021, 75%, of the Board. In connection with such amendments, the Board has (i) resolved to exempt shares beneficially owned by the Apollo Group (as defined in the Bye-laws) from the 9.9% Voting Cutback and (ii) delegated authority to the Company’s independent directors to eliminate the applicability of the 9.9% Voting Cutback altogether in the event that they determine that it is the sole impediment to the Class A Common Shares being listed on the Standard & Poor’s 500 Stock Index (or, if Standard & Poor’s then maintains any index with broader representation in terms of market capitalization and number of companies represented, such other index);

•	Modify and narrow the existing rule that deems certain Class A Common Shares to be non-voting so that it applies only when the 9.9% Voting Cutback is in effect with respect to one or more persons and only to Class A Common Shares owned, or treated as owned, by persons (other than AGM, its affiliates, and persons who have granted AGM a valid proxy) who own, or are treated as owning, shares of AGM;

•	Add a voting cutback that would apply only when the 9.9% Voting Cutback is in effect with respect to one or more persons and would limit to 49.9% the voting power of the Company owned, or treated as owned, by certain persons or groups of persons who do not own more than 50% of the value of the Company’s shares;

•	Add certain procedural requirements necessary for shareholders to take action by written resolution;

•	Permit certain provisions relating to the nomination of directors to be modified by the Shareholders Agreement;

•	Eliminate certain transfer restrictions applicable to transfers of common shares of the Company that would result in 19.9% or more of the total voting power or value of the Company being owned, or treated as owned, by persons who are either (i) both “United States shareholders” of the Company under Section 953(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Related Insured Entities (as defined in the Bye-laws) or (ii) both related to “United States shareholders” of the Company under Section 953(c) of the Code and Related Insured Entities;

•	Make technical modifications to the restrictions on transactions between the Company and the Apollo Group (as defined in the Bye-laws) as a result of the elimination of the multi-class common share structure of the Company;

•	Modify the provisions of the Bye-laws that require the Company to refer the subject matter of certain matters with respect to its subsidiaries upon which it has the right to vote to its shareholders, and vote in accordance with the votes of its shareholders, so that those provisions apply only when the 9.9% Voting Cutback is in effect with respect to one or more persons; and

•	Update the list of insurance subsidiaries and ceding companies attached as Schedule 1 to the Bye-laws.

The Thirteenth Amended and Restated Bye-laws became effective upon the closing of the Share Issuance on the Closing Date. The foregoing description of the Thirteenth Amended and Restated Bye-laws is not complete and is qualified in its entirety by reference to the Thirteenth Amended and Restated Bye-Laws of the Company, which are filed as Exhibit 3.1 hereto in unmarked form and as Exhibit 3.2 hereto in redline form showing the amendments referred to above and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

3.1	Thirteenth Amended and Restated Bye-laws, effective February 28, 2020

3.2	Thirteenth Amended and Restated Bye-laws, redlined for amendments, effective February 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: March 2, 2020	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer